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                   SUBSIDIARIES OF LUMEN TECHNOLOGIES, INC.



                                                     JURISDICTION OF
SUBSIDIARY                                            INCORPORATION
----------                                           ---------------

The following are direct
subsidiaries of
Lumen Technologies, Inc.:

ORC Technologies, Inc.                               Delaware
ILC Technology, Inc.                                 California

The following are indirect
subsidiaries of
Lumen Technologies, Inc.:

Optical Radiation Foreign Sales Corporation          U.S. Virgin Islands

Q-ARC Ltd.                                           U.K.

ILC Technology Light Source                          Barbados
 Foreign Sales Corporation